Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Michael C. Grattendick, Vice President, Controller, and Treasurer (Principal Financial Officer) of Aurora Diagnostics Holdings, LLC (the “Registrant”), certify, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2013 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael C. Grattendick
Name:	Michael C. Grattendick
Title:	Vice President, Controller, and Treasurer (Principal Financial Officer)
Date:	August 12, 2013